EXHIBIT 99.1

CoreCard Corporation Reports Fourth Quarter and Full Year 2023 Results

NORCROSS, Ga., Feb. 14, 2024 (GLOBE NEWSWIRE) -- CoreCard Corporation (NYSE: CCRD) (“CoreCard” or “the Company”), the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter and full year ended December 31, 2023.

“Overall revenue of $12.2 million in the fourth quarter was in-line with our expectations, reflecting continued year-over-year growth in processing and maintenance revenue of 8%, which was offset by lower professional services revenue, primarily driven by our largest customer. Additionally, our full year processing and maintenance revenue grew by 18% compared to full year 2022,” said Leland Strange, CEO of CoreCard Corporation. "We continue to invest in our platform and processing capabilities, which are showing encouraging results. CoreCard is a best-in-class platform that is extremely well positioned to capture the growing demand for next-generation card management platforms by large and complex modern card issuers."

Financial Highlights for the three and twelve months ended December 31, 2023

Total revenue in the three-month period ended December 31, 2023, was $12.2 million which represents a decrease of 23% compared to the comparable period in 2022. Revenue of $56 million for full year 2023 was down 20% from full year 2022.

In the following table, revenue is disaggregated by type of revenue for the three and twelve months ended December 31, 2023 and 2022:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2023	2022	2023	2022
License	$--	$1,794	$1,794	$16,077
Professional services	6,111	7,655	28,237	29,599
Processing and maintenance	5,506	5,116	22,439	18,953
Third party	540	1,260	3,534	5,136
Total	$12,157	$15,825	$56,004	$69,765

Income from operations was $0.4 million for the fourth quarter of 2023 compared to income from operations of $3.0 million for the comparable period in 2022. Full year 2023 income from operations was $5.3 million compared to $20.0 million in the comparable prior year.

Net income was $0.5 million for the fourth quarter compared to net income of $1.0 million in the comparable prior year quarter. Full year 2023 net income was $3.4 million compared to $13.9 million in the comparable prior year.

Earnings per diluted share was $0.06 for the fourth quarter compared to $0.12 in the comparable prior year quarter. Full year 2023 earnings per diluted share was $0.40 compared to $1.61 in the comparable prior year.

Adjusted earnings per diluted share was $0.06 for the fourth quarter compared to $0.24 in the comparable prior year quarter. Full year adjusted earnings per diluted share was $0.52 compared to $1.74 in the comparable prior year.

Investor Conference Call

The company is holding an investor conference call today, February 14, 2024, at 11 A.M. Eastern Time. Interested investors are invited to attend the conference call by accessing the webcast at https://www.webcast-eqs.com/register/corecard02142024/en or by dialing 1-877-407-0890. As part of the conference call CoreCard will be conducting a question-and-answer session where participants are invited to email their questions to questions@corecard.com prior to the call. A transcript of the call will be posted on the company’s website at investors.corecard.com as soon as available after the call.

The company will file its Form 10-K for the period ended December 31, 2023, with the Securities and Exchange Commission in early March. For additional information about reported results, investors will be able to access the Form 10-K on the company’s website at investors.corecard.com or on the SEC website, www.sec.gov.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section below titled "Information Regarding Non-GAAP Financial Measures".

About CoreCard Corporation

CoreCard Corporation (NYSE: CCRD) provides the gold standard card issuing platform built for the future of global transactions in an embedded digital world. Dedicated to continual technological innovation in the ever-evolving payments industry backed by decades of deep expertise in credit card offerings, CoreCard helps customers conceptualize, implement, and manage all aspects of their issuing card programs. Keenly focused on steady, sustainable growth, CoreCard has earned the trust of some of the largest companies and financial institutions in the world, providing truly real-time transactions via their proven, reliable platform operating on private on-premise and leading cloud technology infrastructure.

Forward-Looking Statements

The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” “continue,” “outlook,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CoreCard Corporation CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except share and per share amounts)

Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue
Services	$12,157	$14,031	$54,210	$53,688
Products	--	1,794	1,794	16,077
Total net revenue	12,157	15,825	56,004	69,765
Cost of revenue
Services	8,191	8,838	36,571	32,664
Products	--	--	--	--
Total cost of revenue	8,191	8,838	36,571	32,664
Expenses
Marketing	73	105	310	336
General and administrative	1,114	1,064	5,334	5,112
Development	2,384	2,787	8,478	11,700
Income from operations	395	3,031	5,311	19,953
Investment loss	(38)	(1,340)	(1,579)	(1,144)
Other income	272	100	765	226
Income before income taxes	629	1,791	4,497	19,035
Income taxes	143	795	1,102	5,154
Net income	$486	$996	$3,395	$13,881
Earnings per share:
Basic	$0.06	$0.12	$0.40	$1.62
Diluted	$0.06	$0.12	$0.40	$1.61
Basic weighted average common shares outstanding	8,374,606	8,506.113	8,457,714	8,574,019
Diluted weighted average common shares outstanding	8,388,927	8,530,000	8,474,123	8,598,546

CoreCard Corporation CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

As of December 31,	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$26,918	$20,399
Marketable securities	5,230	4,973
Accounts receivable, net	7,536	13,220
Other current assets	4,805	3,729
Total current assets	44,489	42,321
Investments	4,062	5,180
Property and equipment, at cost less accumulated depreciation	11,319	12,006
Other long-term assets	3,956	3,725
Total assets	$63,826	$63,232
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,557	$2,011
Deferred revenue, current portion	2,310	1,094
Accrued payroll	2,172	1,888
Accrued expenses	971	525
Other current liabilities	2,530	2,025
Total current liabilities	9,540	7,543
Deferred revenue, net of current portion	265	473
Deferred tax liability	196	472
Long-term lease obligation	1,121	1,981
Total noncurrent liabilities	1,582	2,926
Stockholders’ equity:
Common stock, $0.01 par value: Authorized shares - 20,000,000;
Issued shares – 9,016,140 and 9,010,119 at December 31, 2023 and 2022, respectively;
Outstanding shares – 8,295,408 and 8,502,735 at December 31, 2023 and 2022, respectively	90	90
Additional paid-in capital	16,621	16,471
Treasury stock, 720,732 and 507,384 shares as of December 31, 2023 and 2022, respectively, at cost	(20,359)	(16,662)
Accumulated other comprehensive income (loss)	32	(61)
Accumulated income	56,320	52,925
Total stockholders’ equity	52,704	52,763
Total liabilities and stockholders’ equity	$63,826	$63,232

For further information, call
Matt White, 770-564-5504 or
email to matt@corecard.com

Reconciliation of GAAP to NON-GAAP Measures

Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. CoreCard considers Adjusted earnings per diluted share (“Adjusted EPS”) as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

We define Adjusted EPS as diluted earnings per share adjusted to exclude the impact of non-operating investment gains or losses. We believe that Adjusted EPS is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results from period to period.

Adjusted EPS should not be considered in isolation, or construed as an alternative to net income, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EPS differently than CoreCard, which limits its usefulness in comparing CoreCard’s financial results with those of other companies.

The following table shows CoreCard’s GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2023	2022	2023	2022
GAAP net income	$486	$996	$3,395	$13,881
Investment loss	--	1,450	1,000	1,450
Income tax benefit	--	(363)	--	(363)
Adjusted net income	$486	$2,083	$4,395	$14,968
Adjusted Diluted EPS	$0.06	$0.24	$0.52	1.74
Weighted-average shares	8,389	8,530	8,474	8,599